UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 3, 2008

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street

Watertown, Massachusetts 02472

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01                                 Regulation FD Disclosure.

On November 3, 2008, Acusphere, Inc. (the “Company”) issued a press release announcing the closing of the previously announced transaction with Cephalon, Inc., which will provide Acusphere with $20 million in immediate financing through the issuance of a $15 million senior secured convertible note and a $5 million upfront fee for an exclusive worldwide license to AI-525, a preclinical-stage injectable formulation of celecoxib using the Company’s proprietary Hydrophobic Drug Delivery System (HDDS™) technology. A copy of this press release is furnished hereto as Exhibit 99.1.

This Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01                                 Other Events.

On November 3, 2008 (the “Closing Date”) the Company announced the closing of a transaction with Cephalon, Inc., as previously described on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2008 (the “Cephalon 8-K”) and its Current Report on Form 8-K/A filed with the SEC on October 31, 2008 (the “Cephalon Transaction”).

In connection with the Cephalon Transaction and on the Closing Date, the Company issued a $15 million senior secured convertible note to Cephalon (the “Note”), in the form attached as Exhibit 10.2 to the Cephalon 8-K.  In addition, on the Closing Date, the Company also entered into each of the Pledge and Security Agreement by and between the Company and Cephalon, the Registration Rights Agreement by and between the Company and Cephalon and the License Agreement by and between the Company and Cephalon, each in the forms attached as Exhibits 10.3, 10.4 and 10.5 to the Cephalon 8-K, respectively.

Item 9.01                                   Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated November 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: November 3, 2008	By:	/s/ Lawrence A. Gyenes
		Name:	Lawrence A. Gyenes
		Title:	Senior Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated November 3, 2008